UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Samuel D. Loughlin, a Class I member of the Board of Directors of Continental Building Products, Inc. (the “Company”) and Chairman of the Board, resigned from his position as a director of the Company on March 20, 2015.

Item 5.08	Shareholder Director Nominations.

Annual Meeting of Stockholders

The Company’s Board of Directors has determined that the Company’s first annual meeting of stockholders (the “Annual Meeting”) will be held on Wednesday, May 20, 2015, at 9:00 a.m. Eastern Daylight Time at the Company’s corporate headquarters, located at 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170. The Board established the close of business on March 26, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Stockholder Proposals and Director Nominations

If a stockholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting the notice of such nomination or proposal, including any notice on Schedule 14N, is the close of business on April 3, 2015. Any stockholder nomination or proposal must comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company’s bylaws, as applicable. Any notice should be delivered to Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170, Attention: Corporate Secretary. Any stockholder nomination or proposal received after April 3, 2015, will be considered untimely and will not be included in the Company’s proxy materials for the Annual Meeting nor will it be considered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

March 20, 2015	By:	/s/ Timothy Power
		Name:	Timothy Power
		Title:	Senior Vice President, General Counsel and Secretary